As filed with the Securities and Exchange Commission on May 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

PHYSICIANS REALTY TRUST

 (Exact name of registrant as specified in its governing instruments)

735 N. Water Street
Suite 1000
Milwaukee, Wisconsin 53202
(414) 978-6555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. Thomas
Physicians Realty Trust
735 N. Water Street
Suite 1000
Milwaukee, Wisconsin 53202
(414) 978-6555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Bartoli Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, Illinois 60601 (312) 861-8000 (312) 861-2899 (fax)	David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200 (804) 343-4833 (fax)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-195746

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Shares, $0.01 par value per share	$8,125,000	$1,046.50

(1)                                 The registrant previously registered common shares of beneficial interest for a proposed maximum offering price of $150,000,000 on a Registration Statement on Form S-11 (File No. 333-195746), as amended, for which a filing fee of $19,320 was paid.

(2)                                 Includes the offering price of common shares that may be purchased by the underwriters upon the exercise of their option to purchase additional common shares.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-195746), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on May 20, 2014 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $8,125,000 of our common shares for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 20th day of May, 2014.

Physicians Realty Trust

/s/ JOHN T. THOMAS
John T. Thomas Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN T. THOMAS	Chief Executive Officer and President and Trustee (Principal Executive Officer)	May 20, 2014
John T. Thomas

/s/JOHN W. LUCEY	Senior Vice President—Principal Accounting and Reporting Officer (Principal Financial and Accounting Officer)
John W. Lucey		May 20, 2014

*	Trustee
Stanton D. Anderson		May 20, 2014

*	Trustee
Mark A. Baumgartner		May 20, 2014

*	Trustee
Albert C. Black, Jr.		May 20, 2014

*	Trustee
William A. Ebinger, M.D.		May 20, 2014

*	Chairman
Tommy G. Thompson		May 20, 2014

*	Trustee
Richard A. Weiss		May 20, 2014

By:	/s/JOHN T. THOMAS
Name:	John T. Thomas
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Title
5.1	Opinion of Venable LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)

23.3	Consent of Plante & Moran, PLLC

24.1	Power of Attorney*

*                                         Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-195746), filed on May 7, 2014.